Exhibit 99.5

Caidan Enterprises, Inc. and Subsidiaries

Consolidated Financial Report

March 31, 2018

(Unaudited)

Caidan Enterprises, Inc. and Subsidiaries

Caidan Enterprises, Inc. and Subsidiaries

Consolidated Balance Sheet

	March 31, 2018 (Unaudited)	December 31, 2017
Assets
Current Assets
Cash and cash equivalents	$463,887,112	$430,253,280
Investments at fair value (Notes 3 and 4)	88,447,634	90,812,846
Accounts receivable:
Uncollected premiums	391,223,912	339,508,336
Healthcare receivables	72,221,628	50,656,031
Uninsured plans (Note 10)	3,637,502	11,000,688
Accrued retrospective premiums (Note 9)	19,545,103	14,004,028
Pharmacy rebates and other receivables	12,945,016	8,218,635
Related party receivable (Note 5)	497,861	497,861
Note receivable	47,897	47,897
Other current assets:
Prepaid expenses	11,143,887	8,685,570
Deferred health insurer fee (Note 11)	48,896,836	—
Accrued interest income	28,830,419	28,776,299
Reinsurance receivable	7,912,254	7,814,420
Taxes receivable	2,792,595	5,275,916
Other current assets	424,241	1,016,147

Total current assets	1,152,453,897	996,567,954
Property and Equipment - Net	48,869,194	51,462,985
Internally Developed Software - Net	15,696,751	15,214,087
Funds Maintained Under Statutory Requirements	2,650,723	2,649,509
Investments at Equity (Note 5)	17,619,872	17,410,462
Investments at Fair Value (Notes 3 and 4)	118,918,350	121,484,961
Other Assets
Related party note receivable	2,712,266	2,712,266
Deferred tax asset	970,437	970,437
Notes receivable - Net of current portion	1,155,715	1,155,715
Acquired membership - Net (Note 2)	4,020,685	—
Deposits and other assets	573,122	590,923

Total assets	$1,365,641,012	$1,210,219,299

See notes to unaudited consolidated financial statements.	1

Caidan Enterprises, Inc. and Subsidiaries

Consolidated Balance Sheet (Unaudited) (Continued)

	March 31, 2018 (Unaudited)	December 31, 2017
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$82,393,950	$73,851,820
Line of credit payable (Note 7)	81,912,998	82,091,073
Accrued healthcare costs payable (Note 6)	455,100,333	425,759,600
Aggregate health policy reserves (Note 9)	11,688,780	12,021,510
Liabilities for amounts held under uninsured plans (Note 10)	109,846,305	90,684,095
Related party payable (Note 5)	236,217	236,217
Capital lease obligation	186,407	182,230
Note payable (Note 7)	22,955,644	17,968,144
Accrued and other current liabilities:
Accrued compensation and employee-related obligations	12,793,372	11,279,188
Stock redemption obligation	—	3,207,345
Unearned premiums	26,571,259	553,748
Taxes payable	—	62,358
Deferred rent	33,623	33,623
Accrued health insurer fee (Note 11)	65,195,781	—
Other accrued liabilities	27,542,319	22,615,049

Total current liabilities	896,456,988	740,546,000
Capital Lease Obligation - Net of current portion	325,623	378,007
Long-term Notes Payable - Net of current portion (Note 7)	117,654,904	122,456,315
Long-term Deferred Rent - Net of current portion	4,088,470	4,029,418
Other Long-term Liabilities	1,531,023	1,398,727
Stockholders’ Equity	345,584,004	341,410,832

Total liabilities and stockholders’ equity	$1,365,641,012	$1,210,219,299

See notes to unaudited consolidated financial statements.	2

Caidan Enterprises, Inc. and Subsidiaries

Consolidated Statement of Operations (Unaudited)

	For the Three Months Ended March 31,
	2018	2017
Revenue
Net premiums earned	$947,752,778	$785,692,985
Pharmacy revenue	78,364,435	48,195,276
Miscellaneous	714,019	1,018,510

Total revenue	1,026,831,232	834,906,771
Operating Expenses
Program expenses - Healthcare delivery (Note 6)	691,109,976	584,044,551
Pharmacy expense	223,549,513	160,095,293
General and administrative	89,860,357	65,392,242

Total operating expenses	1,004,519,846	809,532,086

Operating Income	22,311,386	25,374,685
Nonoperating Income (Expense)
Interest and dividend income from investments	1,374,046	835,168
Income from equity method investments (Note 5)	209,410	313,599
Realized gains (losses) on sale of investments	19,287	(5,395)
Interest expense on unpaid claims	(1,482)	(8,714)
Interest expense	(2,244,212)	(1,592,935)

Total nonoperating income (expense)	(642,951)	(458,277)

Income - Before income taxes	21,668,435	24,916,408
Income Tax Expense (Recovery)	3,650,429	81,748

Consolidated Net Income	$18,018,006	$24,834,660

See notes to unaudited consolidated financial statements.	3

Caidan Enterprises, Inc. and Subsidiaries

Consolidated Statement of Comprehensive Income (Unaudited)

	For the Three Months Ended March 31,
	2018	2017
Consolidated Net Income	$18,018,006	$24,834,660
Other Comprehensive (Loss) Income - Net of tax
Unrealized (loss) gain on debt securities:
Arising during the year	(1,055,020)	1,012,198
Reclassification adjustment	(6,814)	5,395

Total other comprehensive (loss) income	(1,061,834)	1,017,593

Comprehensive Income	$16,956,172	$25,852,253

See notes to unaudited consolidated financial statements.	4

Caidan Enterprises, Inc. and Subsidiaries

Consolidated Statement of Stockholders’ Equity (Unaudited)

Three Months Ended March 31, 2018 and 2017

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balance - January 1, 2017	$278,300	$2,000	$308,417,149	$229,322	$308,926,771
Comprehensive income:
Consolidated net income	—	—	24,834,660	—	24,834,660
Other comprehensive income	—	—	—	1,017,593	1,017,593
Dividends declared	—	—	(27,685,000)	—	(27,685,000)

Balance - March 31, 2017	$278,300	$2,000	$305,566,809	$1,246,915	$307,094,024

Balance - January 1, 2018	$278,300	$2,000	$339,868,084	$1,262,448	$341,410,832
Reclassification adjustment:
Unrealized gain on equity securities (Note 2)	—	—	2,193,108	(2,193,108)	—
Comprehensive income:
Consolidated net income	—	—	18,018,006	—	18,018,006
Other comprehensive income (loss)	—	—	—	(1,061,834)	(1,061,834)
Dividends declared	—	—	(12,783,000)	—	(12,783,000)

Balance - March 31, 2018	$278,300	$2,000	$347,296,198	$(1,992,494)	$345,584,004

See notes to unaudited consolidated financial statements.	5

Caidan Enterprises, Inc. and Subsidiaries

Consolidated Statement of Cash Flows (Unaudited)

	For the Three Months Ended March 31,
	2018	2017
Cash Flows from Operating Activities
Consolidated net income	$18,018,006	$24,834,660
Adjustments to reconcile consolidated net income to net cash from operating activities:
Depreciation and amortization	3,147,123	2,990,580
Amortization of internally developed software	236,417	—
Amortization of investment discounts	743,878	881,539
Amortization of loan acquisition costs	216,897	108,931
Amortization of acquired membership costs	211,615	—
(Gain) loss on sale of investments	(19,287)	5,395
(Gain) loss on equity method investments, net of distributions	(239,275)	(129,635)
Loss on disposal of property and equipment	—	4,536
Changes in operating assets and liabilities which (used) provided cash:
Accounts receivable	(76,185,443)	(183,840,167)
Reinsurance receivable	(97,834)	285,363
Other assets	(1,908,371)	1,114,805
Accounts payable	9,319,472	5,029,271
Accrued and other current liabilities	32,591,261	13,330,175
Accrued healthcare costs payable	48,170,213	113,054,404
Health insurer fee - net	16,298,945	—
Deferred rent	59,052	93,053
Taxes payable	(62,358)	—
Taxes receivable	2,483,321	79,003

Net cash provided by (used in) operating activities	52,983,632	(22,158,087)
Cash Flows from Investing Activities
Purchases of property and equipment	(1,330,675)	(3,875,432)
Payments for internally developed software	(719,081)	(2,760,654)
Purchases of investments	(22,702,906)	(10,807,728)
Proceeds from sales and maturities of investments	25,882,597	10,224,943
Purchase of acquired membership	(4,232,300)	—

Net cash used in investing activities	(3,102,365)	(7,218,871)
Cash Flows from Financing Activities
Net repayments on line of credit	(208,883)	—
Payments on long-term debt	—	(5,000,000)
Payments on stockholder’s liability	(3,207,345)	(2,788,883)
Payments on capital lease obligations	(48,207)	(58,484)
Dividends paid	(12,783,000)	(27,685,000)

Net cash used in financing activities	(16,247,435)	(35,532,367)

Net Increase (Decrease) in Cash and Cash Equivalents	33,633,832	(64,909,325)
Cash and Cash Equivalents - Beginning of year	430,253,280	429,069,699

Cash and Cash Equivalents - End of year	$463,887,112	$364,160,374

See notes to unaudited consolidated financial statements.	6

Caidan Enterprises, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

Note 1 - Nature of Business

Caidan Enterprises, Inc.’s wholly owned subsidiaries consist of Caidan Management Company, LLC (Caidan Management Company), MeridianRx, LLC (MeridianRx), and Caidan Holding Company, Inc.; Caidan Management Company’s wholly owned subsidiaries consist of Building Amenities Cafeteria, LLC, Building Amenities Wellness Center, LLC, and Building Amenities Day Care, LLC; Caidan Holding Company, Inc.’s wholly owned subsidiaries consist of Meridian Health Plan of Michigan, Inc., Meridian Health Plan of Illinois, Inc., and Meridian Health Plan of Iowa, Inc. (collectively, the “Company”). The Meridian Health Plan entities cited above operate as state-licensed health maintenance organizations, which provide medical services to persons in the respective states who subscribe as recipients of state and federal health benefits under various Medicaid and Medicare plans. Caidan Management Company is a licensed third-party administrator. Caidan Management Company provides management and administrative services to Meridian Health Plan of Michigan, Inc., Meridian Health Plan of Illinois, Inc., Meridian Health Plan of Iowa, Inc., and MeridianRx, LLC. MeridianRx provides management and administrative services for prescription drug benefits to Meridian Health Plan of Michigan, Inc., Meridian Health Plan of Illinois, Inc., Meridian Health Plan of Iowa, Inc., and Caidan Management Company, LLC, in addition to unrelated companies.

Effective January 1, 2016, Meridian Health Plan of Iowa, Inc. ceased underwriting activities; however, the company will remain in operation to continue to service claims.

Basis of Presentation

The accompanying unaudited consolidated financial statements include the accounts of Caidan Enterprises, Inc. and its wholly owned subsidiaries, Caidan Holding Company, Inc., Meridian Health Plan of Michigan, Inc., Meridian Health Plan of Illinois, Inc., Meridian Health Plan of Iowa, Inc., MeridianRx, LLC, and Caidan Management Company, LLC and subsidiaries. All material intercompany accounts and transactions have been eliminated.

The accompanying unaudited consolidated interim financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission’s Regulation S-X. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading. The results of operations and cash flows for the three months ended March 31, 2018 and 2017 are not necessarily indicative of the results for the Company’s entire fiscal year. These financial statements should be read in conjunction with the annual consolidated financial report and notes thereto for the years ended December 31, 2017 and 2016.

Note 2 - Significant Accounting Policies

Below is a discussion of the Company’s significant accounting policies which affected the comparability of our consolidated results of operation, financial condition or cash flows for the periods presented. Refer to Note 2 - Significant Accounting Policies to the Consolidated Financial Statements included in the annual consolidated financial report for the years ended December 31, 2017 and 2016 for the full descriptions of the Company’s accounting policies.

Caidan Enterprises, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

Note 2 - Significant Accounting Policies (Continued)

Premium Revenue, Unearned Premiums and Uncollected Premiums

Health capitation premiums are recognized in the period members are entitled to related healthcare services. Premiums earned but not yet received are recorded as uncollected premiums and premiums received in advance of the period of service as unearned premiums in the consolidated balance sheet. Uncollected capitation balances are due primarily from the states of Michigan, Illinois, and Iowa, and total $391,223,912 and $339,508,336 at March 31, 2018 and December 31, 2017, respectively. Medicaid rate changes are recognized in the period the change becomes effective and the effect of the change is reasonably estimable. Certain Medicaid and Medicare premiums are subject to a risk adjustment arrangement whereby premiums will be retroactively risk adjusted based on the risk scores of the members. The Company recognizes changes to risk-adjusted premiums as revenue in the period amounts are determinable. See Note 9 for additional information on retrospectively rated contracts and contracts subject to redetermination. Unearned premiums at March 31, 2018 consist primarily of the April 2018 CMS Medicare premium advance of approximately $26,000,000. Unearned premiums at December 31, 2017 were not significant.

Healthcare Receivables

Healthcare receivables are comprised of the ACA fee reimbursements, shared savings from risk-sharing provisions, trade accounts receivable, accounts receivable related to pharmaceutical benefit management services provided to unaffiliated customers, and other receivables. Balances are evaluated on an on-going basis to determine amounts that may not be collectible based on a specific analysis of each outstanding balance and the customer or provider from which it’s due. Amounts deemed to be uncollectible are charged to the allowance for doubtful accounts in the period that such determination is made. Healthcare receivables are reported net of an allowance for doubtful accounts of $3,304,610 as of March 31, 2018 and December 31, 2017.

Acquired Membership

The Company purchased Medicaid membership within the State of Illinois during the first quarter of 2018 for approximately $4.2 million. The Company amortizes the cost of the purchased membership on a straight-line basis over 5 years. The recorded amount of the acquired membership is based on management’s best estimate of the fair value of the asset acquired. The useful life of the acquired membership is based on management’s best estimate of the period over which the asset is expected to contribute directly or indirectly to the future cash flows of the Company. Management annually evaluates the remaining useful life to determine whether events or circumstances warrant a revision to the remaining amortization periods. Amortization expense related to the acquired membership totaled $211,615 as of March 31, 2018.

Adoption of New Accounting Pronouncement

In January 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-01, Financial Instruments, which requires equity investments, other than those accounted for under the equity method of accounting or those that result in consolidation of the investee, to be measured at fair value with changes in fair value recognized in net income. This amendment also simplifies the impairment test of equity investments without readily determinable fair values. The new guidance was adopted prospectively as of January 1, 2018. The adoption of this guidance did not have a material impact on our consolidated results of operations, financial condition or cash flows for the three months ended March 31, 2018.

Caidan Enterprises, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

Note 2 - Significant Accounting Policies (Continued)

Upcoming Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which will supersede the current revenue recognition requirements in Topic 605, Revenue Recognition. The ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new guidance will be effective for the Company’s year ending December 31, 2019. The ASU permits application of the new revenue recognition guidance to be applied using one of two retrospective application methods. The majority of the Company’s consolidated revenue is derived from insurance contracts, which are specifically excluded from the scope of ASU No. 2014-09. Therefore, the new guidance will primarily impact the Company’s pharmacy revenue. Performance obligations associated with customer contracts of the Company are completed within one year. Consideration received for performance obligations is fixed based on ingredient costs, dispensing fees, and administrative fees for claims processing, all of which relate to the pharmacy revenue. The Company has completed its preliminary analysis and does not foresee significant revisions to contracts based on adoption of the new standard, and a full retrospective method will be applied. The adoption of this guidance is not anticipated to have a material effect on the Company’s results of operation, financial condition, or cash flows.

The FASB issued ASU No. 2016-02, Leases, that is expected to significantly change the accounting for both operating and capital lease contracts. The standard introduces a “right-to-use” approach to lease accounting. In essence, the proposed standard eliminates the off-balance-sheet accounting currently used for operating leases. This model would result in the recognition of a liability for payments due under the lease contract and a corresponding asset representing the right to use the underlying asset. Under U.S. GAAP, most leases currently classified as capital/financing leases would recognize amortization expense related to the “right-to-use” asset separately from interest expense related to the lease liability. Conversely, most leases currently classified as operating leases would not separate amortization expense from interest expense and would rather recognize a single “total lease expense.” The new guidance will be effective for the Company’s year ending December 31, 2020. The Company anticipates adoption in its fiscal year ending December 31, 2020 and expects leased items, as disclosed in in the annual consolidated financial report, to be reported as long-term assets with a corresponding liability for the lease commitments using a modified retrospective transition method to the beginning of the earliest period presented. The new lease standard is expected to have a significant effect on the Company’s consolidated balance sheet as a result of the leases classified as operating leases. The effects on the results of operations are not expected to be significant as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230) Restricted Cash. This update requires entities to reconcile, on the statement of cash flows, changes in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The new guidance will be effective for the Company’s year ending December 31, 2019.

Caidan Enterprises, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

Note 2 - Significant Accounting Policies (Continued)

In March 2017, the FASB issued ASU 2017-08, Receivables-Nonrefundable Fees and Other Costs (Subtopic 310-20): Premium Amortization on Purchased Callable Debt Securities. This guidance shortens the amortization period for certain callable debt securities held at a premium, requiring the premium to be amortized to the earliest call date. Under current GAAP, premiums and discounts on callable debt securities are generally amortized to the maturity date. The new guidance does not change the accounting for purchased callable debt securities held at a discount. The guidance will be effective for the Company’s year ending December 31, 2020. The Company is currently assessing the effect this guidance will have on our consolidated results of operation, financial condition and cash flows, but the effect is not expected to be material.

In February 2018, the FASB issued ASU 2018-02, Income Statement – Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, which allows entities to reclassify stranded tax effects resulting from the Tax Cuts and Jobs Act of 2017 from accumulated other comprehensive income to retained earnings. The guidance is effective for interim and annual periods beginning after December 15, 2018. Early adoption is permitted. The Company is currently assessing the effect this guidance will have on our consolidated results of operation, financial condition and cash flows.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), which requires entities to use a current expected credit loss model, which is a new impairment model based on expected losses rather than incurred losses. Under this model, companies would recognize an impairment allowance equal to its current estimate of all contractual cash flows that the entity does not expect to collect from financial assets measured at amortized cost. The estimate would consider relevant information about past events, current conditions, and reasonable and supportable forecasts, which will result in recognition of lifetime expected credit losses upon loan origination. This guidance is effective for fiscal years beginning after December 15, 2020. The adoption of this guidance is not anticipated to have a material effect on the Company’s results of operations, financial condition, or cash flows.

Caidan Enterprises, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

Note 3 - Investments in Debt and Equity Securities - Fair Value

Investments at fair value consist of debt and equity securities. The estimated fair values of investments at March 31, 2018 and December 31, 2017 are as follows:

	March 31, 2018
	Cost/Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Equity securities:
Common stocks	$15,011,147	$2,268,316	$(45,344)	$17,234,119
Mutual funds	2,526,938	4,523	(6,819)	2,524,642
Bonds:
Mortgage-backed securities	74,770,276	118,878	(1,233,284)	73,655,870
Corporate securities	80,236,209	108,734	(226,905)	80,118,038
Debt securities issued by the U.S. Treasury	8,542,668	—	(27,436)	8,515,232
Debt securities issued by the states of the U.S.	21,364,847	32,045	(132,345)	21,264,547

Total	$202,452,085	$2,532,496	$(1,672,133)	$203,312,448

	December 31, 2017
	Cost/Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Equity securities:
Common stocks	$15,028,728	$2,246,199	$(53,091)	$17,221,836
Mutual funds	2,513,452	4,536	(10,342)	2,507,646
Bonds:
Mortgage-backed securities	73,611,348	239,363	(725,365)	73,125,346
Corporate securities	79,406,575	358,522	(232,752)	79,532,345
Debt securities issued by the U.S. Treasury	7,755,348	1,615	(4,577)	7,752,386
Debt securities issued by the states of the U.S.	27,933,350	156,121	(87,871)	28,001,600

Total	$206,248,801	$3,006,356	$(1,113,998)	$208,141,159

Included in the tables above are investments totaling $710,040 and $714,467, respectively, that are included in the funds maintained under statutory reserve requirements on the consolidated balance sheet at March 31, 2018 and December 31, 2017.

Caidan Enterprises, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 3 - Investments in Debt and Equity Securities - Fair Value (Continued)

The amortized costs and estimated fair values of debt securities available for sale at March 31, 2018, by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Cost/Amortized Cost	Estimated Fair Value
Due in one year or less	$86,528,495	$86,327,488
Due in one year through five years	26,637,471	26,610,104
Due after five years through ten years	10,646,547	10,558,405
Due after ten years	61,101,487	60,057,690

Total	$184,914,000	$183,553,687

Note 4 - Fair Value Measurements

Accounting standards require certain assets and liabilities be reported at fair value in the consolidated financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

The following tables present information about the Company’s assets measured at fair value on a recurring basis at March 31, 2018 and December 31, 2017. For a description of the valuation techniques used by the Company to determine those fair values see the annual consolidated financial report as of December 31, 2017.

Caidan Enterprises, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

	March 31, 2018
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Equity securities:
Common stocks	$17,234,119	$—	$—	$17,234,119
Mutual funds	2,524,642	—	—	2,524,642

Total equity securities	19,758,761	—	—	19,758,761
Bonds:
Mortgage-backed securities	—	73,655,870	—	73,655,870
Corporate securities	—	80,118,038	—	80,118,038
Debt securities issued by the U.S. Treasury	—	8,515,232	—	8,515,232
Debt securities issued by states of the U.S.	—	21,264,547	—	21,264,547

Total bonds	—	183,553,687	—	183,553,687
Limited Partnerships and Limited Liability Companies	—	—	4,763,576	4,763,576
Cash equivalents - Money market mutual funds	49,659,312	—	—	49,659,312

Total	$69,418,073	$183,553,687	$4,763,576	$257,735,336

	December 31, 2017
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Equity securities:
Common stocks	$17,221,836	$—	$—	$17,221,836
Mutual funds	2,507,646	—	—	2,507,646

Total equity securities	19,729,482	—	—	19,729,482
Bonds:
Mortgage-backed securities	—	73,125,346	—	73,125,346
Corporate securities	—	79,532,345	—	79,532,345
Debt securities issued by the U.S. Treasury	—	7,752,386	—	7,752,386
Debt securities issued by states of the U.S.	—	28,001,600	—	28,001,600

Total bonds	—	188,411,677	—	188,411,677
Limited Partnerships and Limited Liability Companies	—	—	4,871,115	4,871,115
Cash equivalents - Money market mutual funds	34,925,102	—	—	34,925,102

Total	$54,654,584	$188,411,677	$4,871,115	$247,937,376

Caidan Enterprises, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 5 - Investment in Joint Ventures

The Company is a member of a joint venture, 1000 Webward LLC, which was established for the sole purpose of purchasing an office building in Detroit, Michigan. The investment in the joint venture is recorded using the equity method. The Company has a 50 percent membership percentage and a 50 percent profit and loss sharing percentage.

Financial information of 1000 Webward LLC is summarized below:

	For the Three Months Ended March 31,
	2018	2017
Gross Revenue	$9,171,893	$9,105,269

Gross Profit	$4,428,957	$4,306,264

Net income	$418,820	$627,197

Share of adjusted income	$209,410	$313,599

The Company leases office space from 1000 Webward LLC through December 2024. The Company incurred rent expense of $2,477,435 and $2,783,079 related to the lease agreements for the three months ended March 31, 2018 and 2017, respectively. At March 31, 2018 and December 31, 2017, the Company had net receivables from the joint venture of $261,644 related to the lease agreements.

During the period ended March 31, 2018 and 2017, the Company received distributions from 1000 Webward LLC of $0 and $2,050,000, respectively.

Note 6 - Accrued Healthcare Costs Payable

A reconciliation of the beginning and ending balances of accrued healthcare costs payable is as follows:

	For the Three Months Ended March 31,
	2018	2017
Accrued healthcare costs payable - Beginning of period	$457,632,602	$428,952,619
Incurred claim:
Provision for claims incurred in current year	856,279,106	726,329,835
Increase (decrease) in provision for claims incurred in prior years	4,049,288	(9,078,305)

Total incurred	860,328,394	717,251,530
Payments related to:
Current year	432,985,655	252,522,564
Prior years	379,286,805	337,416,101

Total paid	812,272,460	589,938,665

Accrued healthcare costs payable - End of period	$505,688,536	$556,265,484

Caidan Enterprises, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 6 - Accrued Healthcare Costs Payable (Continued)

Healthcare service costs and related liabilities are recorded when medical services are provided to eligible members, including management’s best estimate of the ultimate cost of healthcare costs incurred but not reported (“IBNR”), along with a margin for adverse deviation. When actual experience differs from prior estimates, accrued healthcare costs are adjusted through current period program expenses.

For the purpose of the table above, accrued healthcare costs payable at year end apply a balance gross of eliminations of $50,588,203 and $60,778,660 at March 31, 2018 and 2017, respectively, for amounts due from the health plans to MeridianRx, LLC. Total incurred amounts relating to amounts administered by MeridianRx, LLC for pharmacy costs totaling $169,218,418 and $133,206,979 for March 31, 2018 and 2017, respectively, are eliminated upon consolidation. Therefore, the balances in the table above are representative of the amounts incurred by the Meridian Health Plans and payable to hospitals and medical providers, as well as MeridianRx, LLC, and will not reflect accrued healthcare costs payable on the consolidated balance sheet or program expenses for healthcare delivery on the consolidated statement of operations as of December 31, 2017 or 2016 due to the eliminations noted above.

Reserves for incurred claims and claims adjustment expenses attributable to insured events of prior years changed in 2018 and 2017 as a result of claims development patterns emerging differently than originally estimated. The unfavorable development of approximately $4,000,000 for the three month period ended March 31, 2018 is primarily the result of unfavorable development and utilization trends within the Michigan Medicaid populations. The favorable development of approximately $9,100,000 million for the three month period ended March 31, 2017 is largely related to Meridian Health Plan of Michigan, Inc.’s MI Health Link and Medicaid programs and the costs and claim submissions for a subset of membership within those programs not developing at the rate assumed when establishing the accrued healthcare costs payable. Original estimates are increased or decreased as additional information becomes known regarding individual claims.

Note 7 - Notes Payable and Lines of Credit

The following table summarizes the Company’s outstanding debt obligations reported in the consolidated balance sheet:

	March 31, 2018	December 31, 2017
Line of credit payable:
Revolving credit facility, due August 25, 2020	$82,112,006	$82,112,006
Revolving credit facility, due October 31, 2067	—	208,883
Debt issuance costs	(199,008)	(229,816)

Total line of credit payable, net	$81,912,998	$82,091,073

Long-term debt, net:
Draw to Term Loan, due August 25, 2020	$138,750,000	$138,750,000
4% Promissory Note, due January 26, 2021	4,900,000	4,900,000
Debt issuance costs	(3,039,452)	(3,225,541)

Total long-term debt, net	$140,610,548	$140,424,459

Caidan Enterprises, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 7 - Notes Payable and Lines of Credit (Continued)

In May 2017, Caidan Enterprises, Inc., Caidan Holding Company, Inc., Caidan Management Company, LLC, and MeridianRx, LLC, collectively as co-borrowers entered into a new revolving credit and draw to term loan agreement. The credit agreement expires on August 25, 2020 with automatic extensions through May 2, 2022 that are contingent upon renewal of the Medicaid contract between Meridian Health Plan of Michigan, Inc. and the Michigan Department of Health and Human Services. The new revolving credit facility allows maximum borrowings of $175,000,000 with interest at the base rate plus 0.50 to 1.50 percent or the Eurodollar base rate plus 1.00 to 2.50 percent, as elected by management and determined by the net funded debt to EBITDA ratio and a facility fee of 0.75 percent per annum. At March 31, 2018 and December 31, 2017, the outstanding amount on the revolving credit facility was $82,112,006, with an available balance of $92,887,994. The credit facility is collateralized by substantially all assets of the co-borrowers, and the obligation is joint and several between these parties.

The new draw to term loan allows maximum aggregate borrowings of $150,000,000. Borrowings bear interest at the base rate plus 0.75 to 2.25 percent or the Eurodollar base rate plus 1.75 to 3.25 percent, as elected by management and determined by the net funded debt to EBITDA ratio. Monthly interest payments and quarterly principal payments commenced in June 2017. At March 31, 2018 and December 31, 2017, the outstanding amount on the draw to term loan was $138,750,000.

The agreement limits the amount of annual shareholder distributions to 60 percent or 45 percent of S-Corporation taxable income for the Company’s fiscal year based on whether the net funded debt to EBITDA ratio is less than 2.50 to 1.00 or greater than or equal to 2.50 to 1.00, respectively. As of March 31, 2018 and December 31, 2017 the Company’s net funded debt to EBITDA ratio is less than 2.50 to 1.00.

Effective November 3, 2017, the Company’s subsidiary, Meridian Health Plan of Illinois, Inc., entered into a revolving loan credit facility which allows maximum borrowings of $600,000,000. The commitment termination date is the earlier of November 3, 2019 or the date on which the State of Illinois rating is downgraded to a Ba1, BB+, or BB+ by Moody’s, S&P, or Fitch, respectively. Outstanding balances are due on October 31, 2067. At March 31, 2018 and December 31, 2017 there was no outstanding balance on the facility. Repayments of outstanding balances are applied as state capitation payments are received on eligible accounts receivable that are included in the borrowing base for amounts outstanding at date of receipt. Interest of 1.0 percent of any amount approved and unpaid after a 90-day period from the due date shall be added for each month, or 0.033 percent of any amount approved and unpaid for each day after the end of this 90-day period until final payment is made, commensurate with the Illinois State Prompt Payment Act, and is paid only upon receipt of such prompt payment penalties from the State of Illinois. The revolving loan credit facility is also subject to certain financial covenants including a risk-based capital ratio and minimum net worth requirements. The revolving credit facility is collateralized by all eligible receivables due from the State.

At March 31, 2018 and December 31, 2017 the Company is in compliance with all covenants pertaining to debt agreements.

The Company entered into a promissory note for $4,900,000 in January 2017 for the purchase of property. Interest accrues at a fixed rate of 4.0 percent, with interest payments due in monthly installments beginning in January 2017. Final principal payment, along within any outstanding accrued interest, shall be due in January 2021. The note is secured by a security agreement and mortgage. The outstanding balance at March 31, 2018 and December 31, 2017 is $4,900,000.

Caidan Enterprises, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 8 - Income Taxes

Deferred tax assets and deferred tax liabilities totaled $1,583,803 and $613,366, respectively at March 31, 2018 and December 31, 2017. The Company’s effective tax rates of 16.8 percent and (1.2) percent for the three months ended March 31, 2018 and 2017, respectively, differed from statutory rates due to an ACA fee moratorium in place in 2017 which expired in 2018.

Note 9 - Retrospectively Rated Contracts and Contracts Subject to Redetermination

As part of the Company’s subsidiaries’ (Meridian Health Plan of Michigan, Inc. and Meridian Health Plan of Illinois, Inc.) contract for services under various Medicare plans with the Centers for Medicare and Medicaid Services (CMS) under Medicare Part D, the parties have agreed to a risk-sharing arrangement whereby the amount the Company receives in premiums from members and CMS is compared to actual drug costs incurred during the contract year. Based on the risk-sharing provision and activity to date, an estimated risk-sharing payable or receivable is recorded as an adjustment to premium revenue. An estimate for accrued retrospective premiums receivable of $7,281,522 and $3,435,283 has been recorded at March 31, 2018 and December 31, 2017, respectively. Actual amounts could differ from these estimates upon final determination.

As part of the Company’s subsidiaries’ (Meridian Health Plan of Michigan, Inc., Meridian Health Plan of Illinois, Inc., and Meridian Health Plan of Iowa, Inc.) contract for services under various Medicare Plans (see annual consolidated financial report as of December 31, 2017 for additional details), the parties have agreed to a risk adjustment arrangement whereby premiums will be retroactively risk adjusted based on the risk scores of the members. At March 31, 2018 and December 31, 2017, the Company has recorded a risk adjustment receivable of $12,263,581 and $10,568,745, respectively, from CMS, which is recorded in accrued retrospective premiums on the consolidated balance sheet.

As part of the Company’s subsidiary’s (Meridian Health Plan of Illinois, Inc.) contract for Medicaid services under the Family Health Plan, Affordable Care Act, and Integrated Care Programs with the Illinois Department of Healthcare and Family Services (HFS), the parties have agreed to a risk adjustment arrangement whereby premiums will be retroactively risk adjusted based on the risk scores of the members. The risk adjustment factor is estimated based on experience to date and determinations of the Company’s risk score versus the overall geographical market risk score. The risk adjustment factor is a component of the monthly capitation premiums received from HFS and, therefore, any receivable or payable balance is recorded within uncollected premiums on the consolidated balance sheet.

The Company’s subsidiary (Meridian Health Plan of Michigan, Inc.) is subject to components of the risk-sharing provisions of the Affordable Care Act (ACA). At March 31, 2018 and December 31, 2017, a risk-sharing payable of $8,400,000 was recorded in aggregate health policy reserves on the consolidated balance sheet for the ACA risk-sharing provisions. Although management believes the amount recorded at March 31, 2018 and December 31, 2017 to be reasonable in light of the quality and availability of the data, management also believes the ultimate settlement of these amounts could be significantly different from the estimate.

Miscellaneous payables recorded in aggregate health policy reserves related to other risk-sharing provisions within effective contracts amount to $3,288,780 and $3,621,510 at March 31, 2018 and December 31, 2017, respectively.

Caidan Enterprises, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 10 - Uninsured Plans

The Company’s subsidiaries (Meridian Health Plan of Michigan, Inc., Meridian Health Plan of Illinois, Inc., and Meridian Health Plan of Iowa, Inc.) serve as plan sponsors offering Medicare Part D prescription drug coverage under various contracts with CMS. Under the Medicare Part D program, several elements of payments received by the Company, including the reinsurance subsidy and the low-income cost-sharing subsidy, represent cost reimbursements under the Medicare Part D program. Amounts owing or received for these subsidies are not reflected as premiums, but rather are accounted for as a receivable and/or deposit. The Company estimated amounts receivable (payable) between state contracts in connection with the Company’s Medicare Part D prescription drug coverage of $3,637,502 and $(114,489), respectively, at March 31, 2018, and $11,000,688 and $(69,306), respectively, at December 31, 2017. Subsequent to the end of the plan year, a settlement payment will be made between CMS and the Company based on actual claims and premium experience.

The Company’s subsidiaries (Meridian Health Plan of Michigan, Inc. and Meridian Health Plan of Illinois, Inc.) participate in transfer payment programs with the states of Michigan and Illinois, whereby pass-through payments are paid first to the Company’s subsidiaries and then are passed on to various hospitals and providers. As of March 31, 2018 and December 31, 2017, the Company recorded total liabilities of $109,731,816 and $90,614,789, respectively, related to these programs. The Company did not reflect any administrative expenses, reimbursement for such expenses, or a net gain or loss related to these programs for the years ended December 31, 2017 and 2016.

Note 11 - ACA/Health Insurer Fee

The Company is subject to an annual fee under Section 9010 of the Patient Protection and Affordable Care Act (PPACA), see the annual consolidated financial report for additional details. During 2017, the United States Treasury and Internal Revenue Service issued Moratorium on Annual Fee on Health Insurance Providers, which suspends the collection of the health insurance provider fee for the 2017 calendar year. Therefore, the Company was not required to pay these fees in 2017 and no amounts have been recognized as of December 31, 2017 for the ACA fee expense or the reimbursement revenue from the states of Michigan and Illinois as part of the Medicaid contracts. The moratorium has no effect on the fee amount for the 2018 fee year. For 2018 the Company has recorded a liability of $65,195,781 as of January 1, 2018, with a corresponding Deferred health insurer fee on the consolidated balance sheet that is being amortized to expense on a straight line basis, the balance of which is $48,896,836 as of March 31, 2018. For the three month period ended March 31, 2018, the Company recorded health insurer fee expense of $16,298,945, as well as $20,233,417 of health insurer fee reimbursement revenue.

Caidan Enterprises, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 12 - Commitments and Contingencies

The Company’s subsidiary, Caidan Management Company, LLC, is a defendant in lawsuits in the normal course of business. Management is of the opinion that no litigation matters are outstanding or pending that will have a material effect on its financial position or results of operations.

The revolving credit facility obtained by Meridian Health Plan of Illinois, Inc. during 2017 (see Note 7) contains an early termination fee provision that requires the borrower to pay the lender a fee of $40,000,000 in the event of a major corporate action such as a merger, consolidation, or change in control. The planned acquisition by WellCare Health Plan, Inc. (“WellCare”) (see Note 13) will trigger the early termination fee due under the change in control provision, to be paid from the proceeds of the sale.

The Company engaged a financial services firm to assist throughout the negotiation process on the pending acquisition by Wellcare (see Note 13). Once the acquisition by WellCare has been finalized it will trigger a fee payable to the financial services firm of $20,000,000, to be paid from the proceeds of the sale.

The Company has a phantom stock agreement with a key employee. Based on the terms of the agreement the pending acquisition by WellCare will trigger the required payout of $25,000,000 under the change in control provision.

Note 13 - Subsequent Events

Subsequent to March 31, 2018, the Company declared and paid dividends to stockholders of $31,700,000.

On May 28th, 2018 the Company entered into a purchase agreement with WellCare Health Plans, Inc. (“WellCare”) whereby WellCare has agreed to purchase, for $2.5 billion, all shares of stock of Caidan Holding Company, Inc. and Subsidiaries, as well as all assets of MeridianRx, LLC and Caidan Management Company, LLC, with the exception of certain items which will be carved out. The transaction calls for payment of the estimated purchase price in cash, less an escrow of $125,000,000 at closing, subject to a potential closing working capital adjustment. The acquisition of these entities by WellCare is pending regulatory approval, but is anticipated to close prior to December 31, 2018.

The consolidated financial statements and related disclosures include evaluation of events up through and including July 18, 2018, which is the date the consolidated financial statements were available to be issued.